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                                                                    Exhibit 10.4


                            FLEET CAPITAL CORPORATION
                             One South Wacker Drive
                                   Suite 1400

                             Chicago, Illinois 60606


                                                        March 14, 2003


PW EAGLE, INC.
222 South Ninth Street
Suite 2880
Minneapolis, Minnesota 55402

Re:  Third Amended and Restated Loan and Security Agreement/Consent to ETI
     ---------------------------------------------------------------------
     Transactions
     ------------

Gentlemen:

     Reference is made to that certain Third Amended and Restated Loan and Security Agreement dated September 30, 2002 by and among PW Eagle, Inc. ("Borrower"), the lender signatories thereto ("Lenders") and Fleet Capital Corporation ("FCC"), individually as a Lender and as agent for said Lenders (FCC in such capacity, "Agent"). Said Third Amended and Restated Loan and Security Agreement, as modified or amended from time to time, is hereinafter referred to as the "Loan Agreement." Capitalized terms used herein without definition shall have the meanings contained in the Loan Agreement.

     Subject to the fulfillment of the following conditions precedent, Agent and Lenders consent to:

     1. The formation of a new wholly owned subsidiary of Borrower, Extrusion Technologies, Inc., a Colorado corporation ("New ETI");

     2. The equity contribution by Borrower to New ETI in the amount of $7,000,000.

     3. The acquisition (the "Acquisition") by New ETI of all of the issued and outstanding capital stock of Uponor ETI Company, a Colorado corporation ("ETI") pursuant to a certain Stock Purchase Agreement dated as of March 4, 2003 by and among New ETI, ETI and Uponor North America, Inc., a Delaware corporation ("Seller").

     4 New ETI issuing a $22,000,000 Demand Note and a $320,000 unsecured promissory note to Seller to consummate the Acquisition.

     5 After the consummation of the Acquisition, the merger of New ETI into ETI.

     6 After the consummation of the merger referred to in item 5 above, ETI and its wholly owned Subsidiary, Mid-States Plastics, Inc., incurring Indebtedness for Money Borrowed

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PW Eagle, Inc.
March 14, 2003
Page 2


pursuant to the terms of a certain Loan and Security Agreement ("ETI Loan Agreement") dated March 4, 2003 by and among ETI and Mid-States Plastics, Inc., the lender signatories thereto and Fleet Capital Corporation as agent for said lenders.

     7. Borrower's issuance of warrants to J.P. Morgan Partners and various MassMutual entities representing an aggregate of 350,000 shares of Borrower's common stock at an exercise price of $9.50 per share.

     The transactions described in items 1 through 7 above are hereinafter referred to as the "ETI Transactions."

     Further, upon consummation of the ETI Transactions, Agent and Lenders agree that for purposes of the Loan Agreement, ETI and its Subsidiaries shall not be included within the definition of Borrower's Subsidiaries. Without in any way limiting the generality of the foregoing, in no event shall any of the covenants (other than 8.2.4 (Transactions with Affiliates)), warranties and/or representations contained in the Loan Agreement apply to ETI and/or its Subsidiaries. By way of example and not of limitation, any reference to "Borrower's Subsidiaries" in the Loan Agreement or the other Loan Documents shall expressly exclude ETI and its Subsidiaries and the term "Consolidated" or any other terms or calculation under GAAP shall not include ETI and/or its Subsidiaries. Agent and Lenders hereby consent to PW and its Subsidiaries entering into a tax sharing agreement with ETI and its Subsidiaries; provided that the tax obligations owing by PW and its Subsidiaries, on the one hand, or by ETI and its Subsidiaries, on the other hand, do not exceed the tax obligations that either such party would have on a stand-alone basis.

     The consents of Agent and Lenders to the ETI Transactions and the exclusion of ETI and its Subsidiaries from the definition of Borrower's Subsidiaries are subject to the fulfillment of each of the following conditions precedent:

     A. Borrower shall have delivered to Agent and Lenders true and correct copies of the Stock Purchase Agreement, each schedule or exhibit related thereto and each other document and instrument executed and/or delivered in connection therewith and the terms and conditions of the Stock Purchase Agreement, schedules, exhibits and such other instruments and exhibits are acceptable to Agent and Lenders.

     B. Borrowers shall have delivered to Agent and Lenders true and correct copies of the ETI Loan Agreement, all exhibits and schedules thereto and all other documents and instruments executed and/or delivered in connection therewith and such ETI Loan Agreement, schedules and exhibits and other documents and instruments are in form and substance reasonably acceptable to Agent and Lenders.

     C. Borrower shall (x) have executed and delivered to Agent a Stock Pledge Agreement, in form and substance acceptable to Agent, pursuant to which Borrower shall pledge to Agent, for the ratable benefit of Lenders, all of the issued and outstanding capital stock of ETI

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PW Eagle, Inc.
March 14, 2003
Page 3


and (y) have delivered to Agent stock certificates and stock powers executed in blank (assignments separate from certificates) for all issued and outstanding capital stock of ETI.

     D. After giving effect to the consummation of the ETI Transactions, no Default or Event of Default exists and is continuing and Availability equals or exceeds $13,000,000.

     E. Borrower, ETI and Mid-States Plastics, Inc. shall have delivered to Agent a copy of a letter from [_____] in form and substance reasonably acceptable to Agent, confirming that (i) [_____]. intends to enter into a Supply Agreement with Borrower and ETI as provided in the ETI Loan Agreement, (ii) Borrower, ETI and Mid-States Plastics, Inc. currently have [_____] payment terms and credit limits in amounts at least as large as available to Borrower, ETI and Mid-States Plastics, Inc. prior to the closing date of the Acquisition.


[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]


[_____] confidential treatment requested

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     The consents and waiver contained in this letter only relate to the ETI
Transactions. Except as otherwise provided for herein, the terms and conditions of the Loan Agreement remain in full force and effect,


                                       FLEET CAPITAL CORPORATION, as
                                       Agent and Lender

                                       By:   /s/ Brian Conole
                                           -------------------------------------
                                         Name:  Brian Conole
                                                --------------------------------
                                         Title:  Senior Vice President
                                                 -------------------------------


                                       THE CIT GROUP/BUSINESS CREDIT, INC.

                                       By:  /s/ Lori C. Hilker
                                           -------------------------------------
                                         Name:    Lori C. Hilker
                                                --------------------------------
                                         Title:   Vice President
                                                 -------------------------------